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EXHIBIT 21.1

Subsidiaries of The Coca-Cola Company
As of December 31, 2006

	Organized Under Laws of:	Percentages of Voting Power
The Coca-Cola Company Subsidiaries:	Delaware
Barq's, Inc.	Mississippi	100
Bottling Investments Corporation	Delaware	100
ACCBC Holding Company	Georgia	100
Brucephil, Inc.	Delaware	100
CCDA Waters, LLC	Delaware	100
Caribbean Refrescos, Inc.	Delaware	100
CRI Financial Corporation, Inc.	Delaware	100
Coca-Cola China Industries Limited	China	89.50
Coca-Cola Oasis, Inc.	Delaware	100
Caribbean International Sales Corporation, Inc.	Nevada	100
Carolina Coca-Cola Bottling Investments, Inc.	Delaware	100
Coca-Cola Financial Corporation	Delaware	100
Coca-Cola Interamerican Corporation	Delaware	100
Coca-Cola South Asia Holdings, Inc.	Delaware	100
Coca-Cola (China) Investments Limited	China	100
Coca-Cola (China) Beverages Limited	China	100
Shanghai Shen-mei Beverage & Food Co. Ltd.	China	40
Coca-Cola India Limited	India	100
Coca-Cola (Thailand) Limited	Thailand	100
CTI Holdings, Inc.	Delaware	100
55th & 5th Avenue Corporation	New York	100
F&NCC (Singapore) Pte. Ltd.	Singapore	100
Odwalla, Inc.	Delaware	100
The Coca-Cola Export Corporation	Delaware	100
Atlantic Industries	Cayman Islands	100
AIFTZ 2004	Cayman Islands	100
Coca-Cola Industrias Ltda.	Costa Rica	100
Apollinaris GmbH	Germany	100
Coca-Cola Beverages Pakistan Ltd.	Pakistan	90.52
Coca-Cola Bottlers Manufacturing (Dongguan) Co. Ltd.	China	100
Coca-Cola Holdings (Asia) Limited	Japan	100
Dulux CBAI 2003 BV	The Netherlands	100
Soira Investments Limited	British Virgin Islands	100
The Coca-Cola Bottling Company of Egypt	Egypt	42
Valser Trading AG	Switzerland	100
Barlan, Inc.	Delaware	100
Coca-Cola Drikker AS	Norway	100
Varoise de Concentrés S.A.	France	100
Soft Drinks Holdings S.a.r.l.	France	100
Worldwide Creative Services, Inc.	Delaware	100
Beverage Products, Ltd.	Delaware	100
Beverage Brands, S.R.L.	Peru	100
Corporacion Inca Kola Peru S.R.L.	Peru	99.99

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	Organized Under Laws of:	Percentages of Voting Power
CCHBC Grouping Inc.	Delaware	100
Coca-Cola Canners of Southern Africa (Proprietary) Limited	South Africa	51.55
Coca-Cola China Limited	Hong Kong	100
Coca-Cola Computer Services GES.m.b.H.	Austria	100
Coca-Cola de Chile, S.A.	Chile	100
Coca-Cola de Colombia, S.A.	Colombia	100
Coca-Cola Drycker Sverige AB	Sweden	100
Coca-Cola East & Central Africa Limited	Kenya	100
Coca-Cola Erfrischungsgetranke AG	Germany	80
Coca-Cola G.m.b.H.	Germany	100
Coca-Cola Ges.m.b.H.	Austria	100
Coca-Cola Holdings West Japan, Inc.	Delaware	100
Coca-Cola Industrias Ltda.	Brazil	100
Recofarma Industria do Amazonas Ltda.	Brazil	100
Mais Industrias de Alimentos S/A	Brazil	100
Coca-Cola Ltd.	Canada	100
The Minute Maid Company Canada Inc.	Canada	100
Coca-Cola (Japan) Company, Limited	Japan	100
Hindustan Coca-Cola Holdings Pvt. Ltd.	India	100
Hindustan Coca-Cola Beverages Pvt. Ltd.	India	100
Montevideo Refrescos, S.R.L.	Uruguay	100
Coca-Cola Korea Company, Limited	Korea	100
Coca-Cola Nigeria Limited	Nigeria	100
Coca-Cola Overseas Parent Limited	Delaware	100
Coca-Cola Holdings (Overseas) Limited	Delaware & Australia	100
Coca-Cola Southern Africa (Pty) Limited	South Africa	100
Companhia Mineira de Refrescos Ltda.	Brazil	100
Conco Limited	Cayman Islands	100
Dulux CBEXINMX 2003 BV	The Netherlands	100
International Beverages	Ireland	100
Scarlet Investments	South Africa	100
Refreshment Product Services, Inc.	Delaware	100
Beverage Services Limited	England and Wales	100
Coca-Cola Beverages Service Company Limited	Japan	67.40
Coca-Cola Holdings (Nederland) B.V.	The Netherlands	100
Coca-Cola Holdings (United Kingdom) Limited	England and Wales	100

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	Organized Under Laws of:	Percentages of Voting Power
Coca-Cola Hungary Services, Ltd.	Hungary	90
Coca-Cola Italia S.r.l.	Italy	100
Coca-Cola Mesrubat Pazarlama ve Danismanlik Hizmetleri A.S.	Turkey	100
Coca-Cola Norge A/S	Norway	100
Coca-Cola Servicios de Venezuela C.A.	Venezuela	100
Coca-Cola South Pacific Pty. Limited	Australia	100
Minute Maid Juices SA/NV	Belgium	100
Soft Drink Services Company	Delaware	100
SA Coca-Cola Services NV	Belgium	100
Servicios y Productos Para Bebidas Refrescantes S.R.L.	Argentina	100
Refrescos Envasados, S.A.	Spain	100
Compania de Servicios de Bebidas Refrescantes SLR	Spain	99.99
Refrescos Guararapes Ltda.	Brazil	100
Refrigerantes Minas Gerais	Brazil	100
The Inmex Corporation	Florida	100
Servicios Integrados de Administracion	Mexico	100
y Alta Gerencia, S.A. de C.V.

Other subsidiaries whose combined size is not significant:

13	consolidated domestic wholly-owned subsidiaries
144	consolidated foreign wholly-owned subsidiaries
2	consolidated foreign majority-owned subsidiaries

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Subsidiaries of The Coca-Cola Company As of December 31, 2006